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                                                                Exhibit 99.3
                                                                ------------
                                [FORM OF PROXY]

                                METATOOLS, INC.

                   PROXY for Annual Meeting of Stockholders
                            To be Held May 29, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of METATOOLS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated April 28, 1997, and hereby appoints John J. Wilczak and Terance A. Kinninger, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of METATOOLS, INC. to be held at Fess Parker's Red Lion Resort, 633
E. Cabrillo Boulevard, Santa Barbara, California on May 29, 1997 at 8:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                    ------------
                                                                     See Reverse
                                                                         Side
                                                                    ------------

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[X]  Please mark
     votes as in
     this example

                                                        FOR   AGAINST  ABSTAIN
1.  To approve the issuance of shares of the Common     [_]     [_]      [_]
    Stock, par value $0.001 per share, of MetaTools, Inc., a Delaware corporation ("MetaTools"), to the shareholders of Fractal Design Corporation, a California corporation ("Fractal"), pursuant to an Agreement and Plan of Reorganization, dated as of February 11, 1997, among MetaTools, Fractal and Rook Acquisition Corp., a wholly-owned subsidiary of MetaTools ("Merger Sub"), providing for the merger of Merger Sub with and into Fractal (the "Merger").


                                                        FOR   AGAINST  ABSTAIN
2.  To approve an amendment to the Restated             [_]     [_]      [_]
    Certificate of Incorporation of MetaTools (the
    "Certificate") to change the corporate name of MetaTools to "MetaCreations Corporation," subject to and upon consummation of the Merger.

                                                                MARK HERE    [_]
                                                                FOR ADDRESS
                                                                CHANGE AND
                                                                NOTE BELOW


                                                        FOR   AGAINST  ABSTAIN
3.  To approve an amendment to the Certificate to       [_]     [_]      [_]
    increase the number of authorized shares of MetaTools Common Stock by 45 million shares to 75 million shares, subject to and upon consummation of the Merger.


                                                        FOR   WITHHELD
4.  ELECTION OF DIRECTORS                               [_]     [_]

    Nominees:  John J. Wilczak, Kai Krause,
    --------   Samuel H. Jones, Jr., Bert Kolde,
               William H. Lane, III, Howard L.
               Morgan

    ___________________________________________________________________________
    For all nominees except as noted above.



                                                        FOR   AGAINST  ABSTAIN
5.  To amend the 1995 Stock Option Plan to add an       [_]     [_]      [_]
    additional 1,500,000 shares of Common Stock thereto.


                                                        FOR   AGAINST  ABSTAIN
6.  To ratify the appointment of Coopers & Lybrand      [_]     [_]      [_]
    L.L.P., as independent accountants for MetaTools for the 1997 fiscal year.


                                                        FOR   AGAINST  ABSTAIN
7.  To vote or otherwise represent the shares on any    [_]     [_]      [_]
    and all other business which may properly come before the meeting or any adjournment or adjournments thereof, according to their discretion and in their discretion.



THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS DATED APRIL 28, 1997.

PLEASE MARK, SIGN, AND DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Note: Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Signature: _________________ Date:_____ Signature: _________________ Date:_____